Exhibit 10.1
HELEN OF TROY LIMITED 2025 STOCK INCENTIVE PLAN

1.    Purpose of the Plan
The purpose of the Plan is to (i) aid the Company in attracting, securing and retaining directors of outstanding ability, (ii) aid the Company and its Subsidiaries and Affiliates in attracting, securing and retaining employees of outstanding ability, (iii) attract consultants to provide services to the Company and its Subsidiaries and Affiliates, as needed, and (iv) motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest, which such persons will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.
2.    Definitions
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a)    Affiliate: Any entity (i) that is an affiliate within the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act, or (ii) that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company’s shareholders. The Board shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.
(b)    Applicable Law: The legal requirements relating to the administration of equity-based and cash-based awards, as applicable, and the related issuance of Shares under the laws of Bermuda, U.S. state corporate laws, U.S. federal and state and non-U.S. securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)    Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan, whether granted singly or in combination or in tandem.
(d)    Award Agreement: Any written or electronic agreement, contract, or other instrument or document evidencing an Award granted by the Committee hereunder, which does not require the signature of the Company or the Participant.
(e)    Beneficial Owner or Beneficially Owned: As such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto).
(f)    Board: The Board of Directors of the Company.
(g)    Change of Control: The occurrence of any of the following events:
(i)    any Person becomes the Beneficial Owner, directly or indirectly, of more than forty percent (40%) of the combined voting power of the then issued and outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (B) any acquisition by an entity pursuant to a reorganization, merger, amalgamation or consolidation, unless such reorganization, merger, amalgamation or consolidation constitutes a Change of Control under clause (ii) of this Section 2(g);
(ii)    the consummation of a reorganization, merger, amalgamation or consolidation, unless following such reorganization, merger, amalgamation or consolidation sixty percent (60%) or more of the combined voting power of the then issued and outstanding voting securities of the entity resulting from such reorganization, merger, amalgamation or consolidation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation;
(iii)    the (A) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or (B) sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, unless the successor entity existing immediately after such sale or disposition is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or disposition;
(iv)    during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(g)(i), (ii) or (iii) of the Plan, (B) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the Outstanding Company Voting Securities) whose election by the Board or nomination for election by the Company’s shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or
Notwithstanding anything in the Plan to the contrary, if it would otherwise cause any amount constituting “non-qualified deferred compensation” under Section 409A of the Code (“Deferred Compensation”) to fail to meet the requirements of Section 409A of the Code, no transaction shall be treated as a Change in Control under this definition with respect to Deferred Compensation, unless the transaction is also a “change in control event” within the meaning of Treasury Regulation §1.409A-3(j)(5).
(h)    Claim: Any claim, liability or obligation of any nature, arising out of or relating to the Plan or an alleged breach of the Plan or an Award Agreement.
(i)    Code: The U.S. Internal Revenue Code of 1986, or any successor thereto.
(j)    Committee: The Compensation Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder, or if no such committee shall be designated or in office, the Board.
(k)    Company: Helen of Troy Limited, a Bermuda company.
(l)    Confidential Information: All knowledge and information pertaining to the business of the Company and its Affiliates and Subsidiaries obtained by a Participant from any source whatever as a result of his or her Services to the Company and/or its Affiliates or Subsidiaries and which is not a matter of public knowledge, including any confidential records, documents, contracts, customer lists, writings, data or other information, whether or not the same is in written or other recorded form. Without limiting the generality of the foregoing, Confidential Information shall be deemed to include any information or knowledge which may now or hereafter be deemed a trade secret of the Company and/or its Affiliates or Subsidiaries or information which relates to the Company’s and/or its Affiliates’ or Subsidiaries’ personnel; present operations or future planning with respect to suppliers or customers, the contents of any Company, Affiliate or Subsidiary manual, practice or procedure, operating, revenue, expense or other statistics; private or public debt or equity financing or concerning any banking, accounting or financial matters; current or future advertising or promotion plans or programs; applications to or matters pending or under the jurisdiction of any regulatory agency or court, including those that are only threatened; any system, program, procedure or administrative operations, including those pertaining to any matter relative to computer operations of any type; information of the type mentioned above or of any other type regarding Affiliates of the Company; present or future plans for the extension of the present business or the commencement of new business by the Company and/or its Affiliates or Subsidiaries.
(m)    Consultant: Any consultant, agent, independent contractor, leased employee or advisor if: (i) the consultant, agent, independent contractor, leased employee or advisor renders bona-fide services to the Company or any Affiliate or Subsidiary; (ii) the services rendered by the consultant, agent, independent contractor, leased employee or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant, agent, independent contractor, leased employee or advisor is a natural person.
(n)    Disability: Unless otherwise provided in an Award Agreement, that the Participant would qualify to receive benefit payments under the long-term disability plan or policy, as it may be amended from time to time, of the Company or the Affiliate to which the Participant provides Service regardless of whether the Participant is covered by such policy. If the Company or the Affiliate to which the Participant provides Service does not have a long-term disability policy, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days or one-hundred eighty (180) non-consecutive days in any twelve month period. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its sole discretion. Notwithstanding the foregoing, (a) for purposes of ISOs granted under the Plan, “Disability” means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code, and (b) with respect to an Award that is subject to Section 409A of the Code where the payment or settlement of the Award is made upon or by reference to the date of the Participant’s Disability, solely for purposes of determining the timing of payment, no such event will constitute a Disability for purposes of the Plan or any Award Agreement unless such event also constitutes a “disability” as defined under Section 409A of the Code.
(o)    Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 28 of the Plan.
(p)    Exchange Act: The Securities Exchange Act of 1934, or any successor thereto.
(q)    Fair Market Value: As of any date that requires the determination of the Fair Market Value of Shares under the Plan, the value of a Share on such date of determination, calculated as follows:
(i)    If the Shares are then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such Nasdaq market system or principal stock exchange on which the Share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Share on such Nasdaq market system or such exchange on the immediately preceding day on which a closing sale price is reported;
(ii)    If the Shares are not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Share in the over-the-counter market on such date; or
(iii)    If neither clause (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Board in good faith and in using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

(r)    Fractional Share Interest: A notional or similar interest in a Share issuable pursuant to an Award, the credit of which interest shall be facilitated by the Company’s designated broker, providing for such rights with respect to a Share as shall be specified by the Committee at the time of grant or otherwise of an Award under which Fractional Share Interests may be issued, whether or not the Award also provides for the issuance of whole Shares, including circumstances where the issuance of Fractional Share Interests results from the withholding of less than a whole Share to satisfy Tax-Related Items pursuant to Section 4(e) hereof or payment of the exercise price of an Option pursuant to Section 7(c) hereof.
(s)    ISO: An Option that is also an incentive stock option granted pursuant to Section 7(d) of the Plan.
(t)    LSAR: A limited stock appreciation right granted pursuant to Section 8(d) of the Plan.
(u)    Non-Employee Director: A member of the Board who is not an employee of the Company or any of its Subsidiaries.
(v)    Other Stock-Based Awards: Awards granted pursuant to Section 9 of the Plan.
(w)    Option: A stock option granted pursuant to Section 7 of the Plan.
(x)    Option Price: The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.
(y)    Participant: An individual who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.
(z)    Performance Goals. Performance conditions in the form of performance goals that shall be based upon one or more (or any combination) criteria as the Committee shall determine from time to time, which may be Company-wide, on an individual basis, a consolidated basis or otherwise, including the following: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings from continuing operations; (v) earnings per Share (whether basic or fully diluted); (vi book value per Share; (viii) expense management; (ix) return on investment before or after the cost of capital; (x) improvements in capital structure; (xi) growth measures (including sales, net income, cash flow or earnings per share); (xii) maintenance or improvement of profit margins; (xiii) stock price; (xiv) market share; (xv) revenues or sales; (xvi) costs; (xvii) cash flow; (xviii) cash flow productivity; (xix) free cash flow; (xx) working capital; (xxi) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (xxii) return measures (including return on assets, capital, invested capital, equity, sales or revenue); (xxiii) debt reduction; (xxiv) reductions in the Company’s overhead ratio; (xxv) expenses to sales ratio; (xxvi) total shareholder return; (xxvii) environmental objectives, including, reducing carbon footprint through energy efficiency measures, conserving water resources, minimizing waste generation and responsible waste management, sourcing sustainable materials, and investing in renewable energy sources; (xxviii) social objectives, including promoting workforce inclusion, ensuring fair labor practices and employee wellbeing, engaging with local communities on social issues supporting education and skills development initiatives, addressing human rights concerns within the supply chain; and (xxix) governance objectives, including implementing strong corporate ethics and compliance programs, transparent financial reporting and disclosure of sustainability data board diversity and independent oversight, stakeholder engagement and communication on sustainability strategies, regularly reviewing and updating sustainability policies and practices. The foregoing criteria may relate to the Company, one or more of its Affiliates, Subsidiaries or one or more of its divisions, geography, business units, segments, products, product lines, partnerships, joint ventures, minority investments (except with respect to total shareholder return and earnings per share criteria), or any combination thereof, or may be determined or applied on an absolute or relative basis, a consolidated basis, an adjusted basis, or as compared to the performance of a published or special index, including the Standard & Poor’s 500 Stock Index, the Nasdaq Market index, the Russell 2000 index or a group of comparable companies, or any combination thereof. Performance Goals need not, however, be based upon any increase or positive result under a business criterion and could include, for example, maintaining the status quo or limiting economic losses.
(aa)    Person: As such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Exchange Act (or any successor section thereto).
(bb)    Plan: The Helen of Troy Limited 2025 Stock Incentive Plan, as amended, modified, or restated from time to time.
(cc)    Prior Plan: The Helen of Troy Limited 2018 Stock Incentive Plan, as amended, modified, or restated from time to time.
(dd)    Restricted Stock: Restricted stock granted pursuant to Section 9 of the Plan.
(ee)    Restricted Stock Unit: A restricted stock unit representing a right to acquire a fixed number of Shares at a future date, granted pursuant to Section 9 of the Plan.
(ff)    Securities Act: The Securities Act of 1933, or any successor thereto.
(gg)    Service: Services rendered to the Company or any of its Affiliates or Subsidiaries as an employee, Consultant or director.
(hh)    Shares: Common shares, par value $0.10 per share, of the Company, as adjusted pursuant to Section 10 of the Plan.
(ii)    Stock Appreciation Right: A stock appreciation right granted pursuant to Section 8 of the Plan.
(jj)    Subsidiary: A corporation, partnership, limited liability company or other entity as to which more than fifty percent (50%) of the beneficial ownership shall now or hereafter be owned or controlled, directly by a person, any Subsidiary of such person, or any Subsidiary of such Subsidiary.
(kk)    Tax-Related Items: Any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside the U.S. (including income tax, social insurance and similar contributions, payroll tax, fringe benefits tax, payment on account, employment taxes, stamp tax and any other taxes related to participation in the Plan and legally applicable to a Participant, including any employer liability for which the Participant is liable pursuant to applicable laws or the applicable Award Agreement).
(ll)    Termination of Service: A Participant’s termination of all Service, subject to the sole discretion of Committee. A Termination of Service of an employee of the Company or any Subsidiary or Affiliate shall not be deemed to have occurred in the case of sick leave, military leave or any other leave of absence, in each case approved by the Committee or in the case of transfers between locations of the Company or its Affiliates or Subsidiaries. For purposes of determining whether an Option is entitled to ISO status, an employee’s Termination of Service shall be treated as occurring ninety (90) days after such employee goes on leave, unless such employee’s right to return to active work is guaranteed by law or by a contract. In the case of Participant who is a U.S. taxpayer and a “specified employee” (as defined under Section 409A of the Code), an Award which is considered non-qualified deferred compensation (as defined under Section 409A of the Code) which is otherwise distributable upon a Termination of Service (which is also a Separation from Service as such term is defined under Section 409A of the Code) may not be made before the first day of the seventh month after the date of the Separation from Service (or, if earlier, the date of death of the Participant).
3.    Shares Subject to the Plan
(a)    Number of Shares Reserved. Subject to adjustment in accordance with the provisions of Section 10 hereof, the maximum aggregate number of Shares with respect to which Awards may be granted under the Plan shall be the sum of (i) 1,055,000, whether pursuant to ISOs or otherwise, plus (ii) any Shares which as of immediately prior to the Effective Date are reserved and available for issuance under the Prior Plan and which following the Effective Date are not issued pursuant to the Prior Plan

(including, in the interest of clarity, (1) Shares available for new grants under the Prior Plan that are not subject to outstanding awards thereunder as of the Effective Date, (2) Shares subject to awards granted under the Prior Plan that are outstanding as of immediately prior to the Effective Date that are forfeited, expire or are otherwise canceled or settled in cash after the Effective Date, and (3) Shares withheld from awards granted under the Prior Plan to satisfy tax withholding items, to the extent permitted under the Prior Plan). The maximum aggregate number of Shares that may be issued pursuant to the exercise of ISOs granted under Section 7(d) hereof shall not exceed 1,055,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof). The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, including Shares acquired by purchase in the open market or in private transactions.
(b)    Share Replenishment. To the extent that an Award granted under the Plan is cancelled, expired, forfeited, surrendered, exchanged, settled by delivery of fewer Shares than the number underlying the Award, settled in cash or otherwise terminated without delivery of the Shares to the Participant (including Shares subject to an Award that are withheld or surrendered in satisfaction of the Tax-Related Items with respect to Other Stock-Based Awards granted in the form of “full value” Awards (e.g., awards not requiring an exercise or purchase price or having an exercise or purchase price that is equal to less than the Fair Market Value on the grant date), the Shares retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan, (ii) be available for future Awards under the Plan and (iii) not be counted against the number of Shares reserved and available under the Plan; provided, that notwithstanding the foregoing, Shares that are (A) withheld from an Option or Stock Appreciation Right or separately surrendered by the Participant in payment of the Option Price or exercise or purchase price or Tax-Related Items with respect to such Award, (B) not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right or (C) repurchased on the open market using proceeds from the exercise of a Option shall be deemed to constitute delivered shares and shall not be available for future Awards under the Plan and shall continue to be counted as outstanding for purposes of determining whether any of the Award limits specified in Sections 3(d) or 3(e) have been attained.
(c)    Shares Not Counted Against Share Pool Reserve. To the extent permitted by Applicable Law, Shares issued in assumption of, or in substitution for, any outstanding awards pursuant to Section 10(e) hereof of any entity acquired in any form of combination by the Company or an Affiliate shall not be counted against the number of Shares reserved and available under the Plan. Additionally, to the extent permitted by Applicable Law, in the event that a company acquired by (or combined with) the Company or an Affiliate has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the shareholders of the entities party to such acquisition or combination) may, at the discretion of the Committee, be used for Awards under the Plan in lieu of awards under the applicable pre-existing plan of the other company and shall not reduce the number of Shares reserved and available under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Affiliate in existence prior to such acquisition or combination.
(d)    Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Shares to an individual as compensation for services as a Non-Employee Director, together with cash compensation earned by the Non-Employee Director during any fiscal year, shall not exceed $750,000 in any fiscal year.

4.    Administration
(a)    General. The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. If necessary to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act, the Committee shall consist solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto), and satisfy all applicable independence requirements set forth in any applicable stock exchange or market or quotation system in which the Shares are then traded, listed or quoted. Except as required by Rule 16b under the Exchange Act, any action permitted to be taken by the Committee may be taken by the Board, in its discretion; provided however that, to the extent required by any stock exchange or market or quotation system on which the Shares are traded, listed or quoted, any Award approved by the Board shall also have been approved by a majority of the Company’s independent directors (within the meaning of such exchange or market or quotation system).
(b)    Scope of Authority. The Committee is authorized to interpret the Plan and Award Agreements, to establish, amend and rescind any rules and regulations relating to the Plan (including any sub-plans for Awards made to Participants who are not residents of the United States), to make any other determinations that it deems necessary or desirable for the administration of the Plan, and to take the following actions, in each case subject to and consistent with the provisions of the Plan:
(i)    to select Participants to whom Awards may be granted;
(ii)    to determine the type or types of Awards to be granted to each Participant;
(iii)    to determine (A) the type and number of Awards to be granted, (B) the number of Shares to which an Award may relate, (C) the terms and conditions of any Award granted under the Plan (including any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, extension of the period of time during which Participant may exercise Options previously granted or to permit the continued vesting of Awards (subject to Section 11(b)) following a Participant’s Termination of Service, and waivers of performance conditions (including Performance Goals) relating to an Award, based in each case on such considerations as the Committee shall determine), (D) any Performance Goals and any performance period for an Award, and (E) all other matters to be determined in connection with an Award;
(iv)    to determine whether and to what extent, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to ascertain the amount of the applicable Award;
(v)    to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, exchanged, or surrendered;
(vi)    to take any action consistent with the terms of the Plan, either before or after an Award has been granted, as the Committee deems necessary or advisable to comply with or facilitate compliance with any applicable laws, including Applicable Laws and any other government laws or regulatory requirements of a non-U.S. jurisdiction, or taking advantage of tax-favorable treatment for Awards granted to Participants outside the U.S., modifying or amending the terms and conditions governing any Awards, establishing any local country plans as sub-plans to the Plan, adopting any addenda to Award Agreements, conforming with or taking advantage of governmental requirements, statutes or regulations or adopting the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements;

(vii)    to prescribe the form of each Award Agreement, which need not be identical for each Participant;
(viii)    to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder, in each case, in the manner and to the extent the Committee deems necessary or desirable;
(ix)    to approve any repurchase of Shares pursuant to Section 42A or 42B of the Companies Act 1981 of Bermuda where a Participant wishes to effect payment of (A) an exercise of an Award or (B) payment of any Tax Related Items pursuant to Section 4(e) below by delivery of Shares;
(x)    to make all other decisions, determinations and certifications and take any other actions as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan;
(xi)    amend or modify the terms of an Award consistent with the terms and conditions of the Plan, including Section 15; and
(xii)    to prescribe the form of each Award Agreement, which need not be identical for each Participant and may vary for Participants within and outside of the U.S.
(c)    Delegation. To the extent permitted by Applicable Law and without limiting any delegation of authority under Section 16 or otherwise under the Plan, the Committee, from time to time, may delegate to a committee or one or more members of the Board or to one or more officers of the Company the authority to grant Awards to Participants other than (i) employees who are subject to Section 16 of the Exchange Act, or (ii) officers of the Company (or directors) to whom authority to grant or amend Awards has been delegated hereunder. Provided it meets the limitations of this Section 4(c), any delegation hereunder shall include the right to modify Awards as necessary to accommodate changes in applicable law (including Applicable Laws) or regulations, including in jurisdictions outside the U.S., or any stock exchange rules. Furthermore, any delegation hereunder shall be subject to the restrictions and limitations that the Board (or, as applicable, the Committee) specifies at the time of such delegation, and the Board (or, as applicable, the Committee) may rescind at any time the authority so delegated and/or appoint a new delegatee. At all times, the delegatee appointed under this Section 4(c) shall serve in such capacity at the pleasure of the Board (or, as applicable, the Committee). The Committee may also delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of options eligible to transfer options, as well as to make other determinations with respect to option transfers.
(d)    Binding Determination. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including Participants and their beneficiaries or successors). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.
(e)    Tax Withholding. The Participant shall be responsible for payment of any Tax-Related Items or similar charges required by Applicable Law to be paid or withheld from an Award or an amount paid in satisfaction of an Award, or otherwise applicable to the Participant. Without limiting the foregoing, the Committee shall require payment and the Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company or the applicable Subsidiary or Affiliate (including by withholding from the proceeds of the sale of Shares acquired pursuant to an Award, either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf, without need of further authorization), to satisfy Tax-Related Items withholding requirements with respect to any taxable event arising as a result of the Plan or as a result of the grant, vesting or the exercise of an Award or other event that results in taxable income in respect of an Award. With the approval of the Committee, the

Participant may elect or may be required by the Company to pay a portion or all of the withholding of such Tax Related Items by (i) delivery of Shares or (ii) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant (or allowing the return of Shares), to satisfy such Tax-Related Items. Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case, Participants may receive or seek a refund of any over-withheld amount from local tax authorities. The Award Agreement may also specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.
(f)    Repricing. Notwithstanding the foregoing, a Repricing (as defined below) is prohibited without prior shareholder approval. Subject to compliance with the provisions of the immediately preceding sentence regarding a Repricing, the Committee may, at any time or from time to time: (i) authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards or (ii) buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree. For purposes of the Plan, “Repricing” means any of the following or any other action that has the same purpose and effect: (A) lowering the exercise price of an outstanding Option or SAR granted under the Plan after it is granted or (B) canceling an outstanding Award granted under the Plan at a time when its exercise or purchase price exceeds the then Fair Market Value of the stock underlying such outstanding Award, in exchange for another Award or a cash payment, unless the cancellation and exchange occurs in connection with a merger, amalgamation, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off or other similar corporate transaction.
(g)    Other Term and Conditions. Shares issued pursuant to an Award shall, subject to the terms hereof, be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, share repurchase, option cancellation, Participant services or other consideration, as the Committee shall determine, provided that in no event shall the consideration per share be less than the par value thereof.
5.    Eligibility
Employees of the Company, its Subsidiaries and Affiliates, who are from time to time responsible for, or contribute to, the management, growth and protection of the business of the Company and its Affiliates or Subsidiaries, Consultants to the Company, its Subsidiaries and Affiliates and directors of the Company, its Subsidiaries and Affiliates are eligible to be granted Awards under the Plan. Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant. Notwithstanding any provisions of the Plan to the contrary, an Award may be granted to an employee, Consultant or director in connection with his or her hiring or retention prior to the date the employee, Consultant or director first performs Services for the Company, Affiliate or a Subsidiary; provided, however, that any such Award shall not become effective prior to the date the employee, Consultant or director first performs such Services.
6.    Limitations
No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date, provided, however, that no ISO shall be granted under the Plan after the date that is ten years from the earlier of the date that the Plan is adopted by the Board or approved by the Company’s shareholders.
7.    Terms and Conditions of Options
Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award Agreements,

and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:
(a)    Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.
(b)    Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions, including Service and/or performance conditions (including Performance Goals) as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.
(c)    Exercise of Options. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date shall be the date the Company receives a written notice of exercise in accordance with the terms of the Award Agreement and full payment for the Shares with respect to which the Option is exercised, together with (i) any other agreements required by the terms of the Plan and/or Award Agreement or as required by the Committee, and (ii) payment by the Participant of all Tax Related Items incurred in connection with such Option exercise (or arrangements for the collection or payment of such tax satisfactory to the Committee are made). The Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (A) in cash, (B) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that, such Shares have been held by the Participant for no less than six months, (C) partly in cash and partly in such Shares, (D) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, (E) through having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant or (F) through such other means as shall be prescribed in the Award Agreement.
(d)    ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Notwithstanding Section 5 of the Plan, an ISO may be granted only to an individual who is employed by the Company or any “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company at the time the Option is granted. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). If the aggregate Fair Market Value of the Shares (determined as of the respective date or dates of grant) for which ISOs are granted under the Plan (or any other stock incentive plan of the Company or subsidiary corporation or parent corporation thereof) are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the portion of the Option not exceeding $100,000, to the extent of whole Shares, will be treated as an ISO and the remaining portion of the Option will be treated as a non-statutory stock option. Unless otherwise permitted under Section 422 of the Code (or any successor section thereto), no ISO may be granted to any Participant who at the time of such grant, owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation thereof, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (A) within two years after the date of grant of such ISO or (B) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.
(e)    Exercisability Upon Termination of Service by Death or Disability. Upon a Termination of Service by reason of death or Disability, the Option may be exercised within one year (or such other period specified in the Award Agreement) following the date of death or Termination of Service due to Disability (subject to any earlier termination of the Option as provided by its terms), by the Participant in the case of Disability, or in the case of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but in any case only to the extent the Participant was entitled to exercise the Option on the date of his or her Termination of Service by death or Disability. To the extent that he or she was not entitled to exercise such Option at the date of his or her Termination of Service by death or Disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate. Notwithstanding anything to the contrary herein, the Committee may, at any time and from time to time, (i) in its sole discretion, impose such conditions upon the exercisability of such Options as it may deem fit, and (ii) prior to the termination of an Option, with the consent of the Participant, extend the period of time during which the Participant may exercise his or her Option following the date of Termination of Service due to death or Disability; provided, however, that the maximum period of time during which an Option shall be exercisable following the date of Termination of Service due to death or Disability shall not exceed the original term of such Option as set forth in the Award Agreement and that notwithstanding any extension of time during which an Option may be exercised, such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Participant was entitled to exercise the Option on the date of Termination of Service due to death or Disability.
(f)    Effect of Other Termination of Service. Upon a Termination of Service for any reason (other than death or Disability), an unexercised Option may thereafter be exercised during the period ending 90 days (or such other period specified in the Award Agreement) after the date of such Termination of Service, but only to the extent to which such Option was vested and exercisable at the time of such Termination of Service. Notwithstanding the foregoing, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Service, accelerate the vesting of unvested Options held by a Participant if such Participant’s Termination of Service is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company or extend the period of time during which the Participant may exercise his or her Option following the date of Termination of Service; provided, however, that the maximum period of time during which an Option shall be exercisable following the date of Termination of Service shall not exceed the original term of such Option as set forth in the Award Agreement and that notwithstanding any extension of time during which an Option may be exercised, such Option, unless otherwise determined by the Committee, shall only be exercisable to the extent the Participant was entitled to exercise the Option on the date of Termination of Service.
8.    Terms and Conditions of Stock Appreciation Rights
(a)    Grants. The Committee also may grant a Stock Appreciation Right, independent of an Option, with respect to Shares that are traded or listed on an established stock exchange or market or quotation system.
(b)    Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges or market or quotation systems (including under Applicable Law). Each Stock Appreciation Right granted independent of an Option shall entitle a Participant to exercise the Stock Appreciation Right in whole or in part and, upon such exercise, to receive from the Company an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the portion of the Stock Appreciation Right so exercised. A Stock Appreciation Right shall be exercisable at such time and upon such terms and conditions, including Service and/or performance conditions (including Performance Goals) as may be determined by the Committee, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in cash, Shares or a combination of cash and Shares, as determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the

Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised.
(c)    Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.
(d)    Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash as soon as practicable after the occurrence of the specified contingent event and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.
9.    Other Stock-Based Awards
(a)    Generally. The Committee, in its sole discretion, may grant Awards of unrestricted Shares, Restricted Stock, Restricted Stock Units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (collectively, “Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives, including to Performance Goals. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine (i) to whom and when Other Stock-Based Awards will be made, (ii) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, (iii) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and (iv) all other terms and conditions of such Awards (including the vesting provisions thereof, subject to Section 11(b)).
(b)    Terms and Conditions of Restricted Stock and Restricted Stock Units.
(i)    Grant. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement in form approved by the Committee. Subject to Section 11(b), the vesting of a Restricted Stock Award or Restricted Stock Unit granted under the Plan may, but shall not be required to, be conditioned upon the completion of a specified period of Service, upon attainment of specified performance conditions, including Performance Goals, and/or upon such other criteria as the Committee may determine in its sole discretion.
(ii)    Receipt of Restricted Stock. As soon as practicable after an Award of Restricted Stock has been made to a Participant, there shall be registered in the name of such Participant or of a nominee the number of Shares of Restricted Stock so awarded. Except as provided in the applicable Award Agreement, no Shares of Restricted Stock may be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Shares have vested in accordance with the terms of such Award Agreement. If and to the extent that the applicable Award Agreement so provides, a Participant shall have the right to vote and, to the extent vested, receive dividends on the Shares of Restricted Stock granted to him or her under the Plan. Unless otherwise provided in the applicable Award Agreement, any Shares received as a dividend or bonus issue on such Restricted Stock or in connection with a stock split or subdivision of the Shares of Restricted Stock shall be subject to the same restrictions as the Restricted Stock.
(iii)    Purchase Price. At the time of the grant of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Award. The purchase price of Shares acquired pursuant to the Award shall be paid either: (A) in cash at the time of purchase; (B) at the sole discretion of the Committee, by Service rendered or to be rendered to the Company or an Affiliate; or (C) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with Applicable Laws.

(iv)    Form and Time of Payments Pursuant to Restricted Stock Units. The Committee shall specify the settlement date applicable to each grant of Restricted Stock Units, which date shall not be earlier than the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, or such settlement date may be deferred to any later date, subject to compliance with Section 409A of the Code, as applicable. On the settlement date, the Company shall, subject to Section 11(d) hereof and satisfaction of applicable Tax-Related Items, transfer to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of the Shares that otherwise would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case, less applicable Tax-Related Items. Until a Restricted Stock Unit is settled, the number of Restricted Stock Units shall be subject to adjustment pursuant to Section 10 hereof.
(v)    Effect of Termination of Service. Upon a Termination of Service for any reason, the Participant shall only be entitled to the Restricted Stock or Restricted Stock Units vested at the time of such Termination of Service, and the Participant’s unvested Restricted Stock Restricted Stock Units shall be forfeited or, to the extent provided in the Award Agreement, repurchased by the Company. Notwithstanding the foregoing, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Service, accelerate the vesting of unvested Restricted Stock or Restricted Stock Units held by the Participant if such Participant’s Termination of Service is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company or, if a Restricted Stock Award or Restricted Stock Unit granted under the Plan is conditioned upon a specified period of Service, permit the continued vesting of the Restricted Stock or Restricted Stock Units during a period of time following the date of Termination of Service to satisfy such condition; provided, however, that the maximum period of time during which the Restricted Stock or Restricted Stock Units continue to vest following the date of Termination of Service shall not exceed the original term of such Restricted Stock or Restricted Stock Units as set forth in the Award Agreement; provided further, that any continuation of vesting of Awards as contemplated herein shall be implemented in compliance with Section 409A of the Code and in a manner that is exempt from Section 457 of the Code.
10.    Adjustments Upon Certain Events
Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:
(a)    Adjustments upon Changes in Capitalization. Subject to any required action by the shareholders of the Company under Applicable Laws and the Company’s constitutional documents (including its bye-laws and memorandum of association), the number and type of Shares covered by each outstanding Award, and the number and type of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration or forfeiture of an Award, as well as the exercise or purchase price, and the number of Shares that may be issued pursuant to the exercise of ISOs, shall be proportionately adjusted for any increase or decrease in the number of issued Shares, any change to the price of the Shares or any other change affecting the Shares resulting from a stock split, subdivision, consolidation, spin-off, rights offering, large nonrecurring cash dividend, reverse stock split or combination or the payment of a bonus issue or stock dividend (but only on the Company’s common shares) or redesignation or reclassification of the Company’s common shares, any other similar corporate event or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (other than increases pursuant to the issuance of Other Stock-Based Awards under Section 9 of the Plan). Such adjustments and any other adjustments the Committee determines to be equitable shall be made by the Committee in its sole discretion, which adjustment shall be final, binding and conclusive. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Section 409A of the Code or that would cause an ISO to become disqualified. Except as expressly provided herein, no issuance by the Company of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Plan or an Award.
(b)    Adjustments upon Reorganization.
(i)     In the event of a Reorganization, then the Committee may, in its sole discretion, provide (A) that Awards will be settled in cash rather than Shares, (B) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (C) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (D) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction, over the exercise or base price of the Award, (E) that performance targets and performance periods for Awards based on performance conditions, including Performance Goals, will be modified, (F) that, upon written notice to a Participant, all of the Participant’s unexercised and/or unvested Awards will terminate immediately prior to the consummation of such Reorganization unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, or (G) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
(ii)    The term “Reorganization” as used in this Section 10(b) shall mean any corporate event or transaction involving the Company (including any reorganization, recapitalization, combination or exchange of shares, statutory merger, statutory amalgamation, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization or any transaction described in Section 10(a).
(iii)    Any adjustments made pursuant to this Section 10(b) shall be subject to the provisions of Section 15(b) and, to the extent constituting a Change of Control, Section 10(c).
(c)    Change of Control. The provisions of this Section 10(c) shall apply in the event there occurs a Change of Control.
(i)    Awards Assumed or Substituted by Surviving Entity. Subject to Section 27 and unless otherwise provided in an Award Agreement, with respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, if within one year after the effective date of the Change of Control (or such other period set forth in the Award Agreement or other agreement, including prior thereto if applicable), a Participant’s Service is involuntarily terminated other than for cause or by that Participant for good reason under the circumstances specified in the Award Agreement or other agreement, then (A) all of that Participant’s outstanding Options or SARs shall immediately vest and become fully exercisable and may thereafter be exercised for one year (or the period of time set forth in the Award Agreement or other agreement), but in no event later than the expiration date of the Option or SAR, as applicable, (B) all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse and become fully vested, and (C) the payout level under all of that Participant’s Awards that vest in whole or in part based on performance conditions (including Performance Goals) that were outstanding immediately before the effective time of the Change of Control shall be determined and deemed to have been earned as of the date of termination based upon achievement of relevant Performance Goals or conditions or based on performance at the “target” level (either in full or pro rata based upon the length of time (in days) within the performance period that has elapsed prior to the date of Termination of Service), and any limitations or other restrictions shall lapse and there shall be a payout to such Participant within 60 days following the date of Termination of Service (unless a later date is required under Section 409A of the Code).
(ii)     Awards not Assumed or Substituted by Surviving Entity. Subject to Section 27 and unless otherwise provided in an Award Agreement, upon the occurrence of a Change of Control, and except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Committee as provided in Section 10(c)(i): (A) outstanding Options or SARs shall immediately vest and become fully exercisable and may thereafter be exercised for the period of time set forth in the Award Agreement or other agreement, but in no event later than the expiration date of the Option or SAR, as applicable, (B) time-based vesting restrictions on outstanding Awards shall lapse and become fully vested, and (C) the payout level attainable under outstanding Awards that vest in whole or in part based on performance conditions (including Performance Goals) shall be determined and deemed to have been fully earned as of the effective date of the Change of Control based upon achievement of relevant performance goals or conditions or based on performance at the “target” level (either in full or pro rata based upon the length of time (in days) within the performance period that has elapsed prior to the Change of Control), and any limitations or other restrictions shall lapse and there shall be a payout to Participants within sixty (60) days following the Change of Control (unless a later date is required by Section 409A of the Code). Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement.
(iii)    For the purposes of this Section 10(c), an Option, SAR, Restricted Stock, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change of Control the Award confers the right to purchase or receive, for each Share subject to the Option, SAR, Restricted Stock, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting the Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the issued and outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company or the parent of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, SAR, Restricted Stock, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or the parent of the successor company with a fair market value substantially equal to the per Share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of whether fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
(d)     Acceleration for Other Reasons. Regardless of whether an event has occurred as described in Section 10(c) above, the Committee may in its sole discretion at any time determine that, upon the termination of Service of a Participant for any reason, or the occurrence of a Change of Control, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria (including Performance Goals) with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards made to a Participant in exercising its discretion pursuant to this Section 10(d).

(e)     Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees or members of the board or equivalent governing body of another entity who become employees or directors of the Company or an Affiliate as a result of a merger, amalgamation or consolidation of the other entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of such entity. The Committee may direct that the substitute awards be made on such terms and conditions as the Committee considers appropriate in the circumstances.
11.    Provisions Applicable to Awards
(a)    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
(b)    Minimum Vesting Requirements. Notwithstanding any other provision of the Plan, except in connection with Awards granted in connection with assumption or substitution of awards as part of a transaction as contemplated under Section 3(c) or Section 10(e) or Awards that may be settled only in cash, no portion of an Award granted on or after the Effective Date may vest before the first anniversary of the date of grant, subject to accelerated vesting as contemplated under Section 4(b)(iii) and Section 10; provided, however, that the Company may grant Awards with respect to up to five percent (5%) of the number of Shares reserved under Section 3 as of the Effective Date without regard to the minimum vesting period set forth in this Section 11(b); provided further that, for purposes of Awards granted to Non-Employee Directors, such Awards shall be deemed to have vested after the first anniversary of the date of grant if the Awards are granted to Non-Employee Directors in connection with their election or reelection to the Board at an annual general meeting of shareholders and the Awards vest on the next annual general meeting of shareholders, so long as the period between such annual general meetings is not less than 50 weeks.
(c)    No Dividend / Dividend Equivalents on Unvested Awards. In no event may any dividends (or dividend equivalents, to the extent an Award entitles the Participant to receive dividend equivalents in respect of the underlying Shares subject to the Award) be distributed or paid to the Participant in respect of any Award before the Award has become vested.
(d)    Share Certificates; Book Entry Procedures.
(i)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise or vesting, as applicable, of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Law. All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Applicable Law. The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such Applicable Law. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.
(ii)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

(e)    Paperless Administration. Participants hereby agree to the Company’s use (for itself or through the services of a third-party) of an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website, intranet or interactive voice response, and that the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
(f)    Nontransferability of Awards. An Award shall not be assigned, transferred or otherwise encumbered or disposed of by the Participant (including to a third-party financial institution or for consideration), other than as provided in this Section 11(f) or by will or by the laws of descent and distribution, and except as provided in this Section 11(f), during the lifetime of a Participant an Award shall be exercisable only by the Participant. An Award exercisable after the death of a Participant or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the Participant or such transferee. The Committee may, in its discretion, authorize all or a portion of Awards previously granted or to be granted to a Participant, other than ISOs, to be on terms which permit irrevocable transfer for no consideration by such Participant to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of the Participant, any trust in which these persons have more than 50% of the beneficial interest, any foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests (collectively, “Eligible Transferees”), provided that (i) the Award Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 11(f) and (ii) subsequent transfers of transferred Awards shall be prohibited except those in accordance with the first sentence of this Section 11(f). The Committee may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act (or any comparable or successor registration statement) from time to time in effect. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of Termination of Service of Sections 7(e) and 7(f) hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 7(e) and 7(f). Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 11(f) or any part hereof (except with respect to ISOs) to the extent that this Section 11(f) or any part hereof is not required under the rules promulgated under any law, rule or regulation applicable to the Company.
(g)    Adjustments to Performance Goal Attainment. As determined by the Committee, in its sole discretion, the Performance Goals may be calculated without regard to extraordinary items or accounting changes and (without limiting the adjustments to any of the following) the Committee may specify the manner of adjustment of any Performance Goal to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or other circumstances or to exclude the effects of (i) extraordinary, unusual, or non-recurring items, (ii) changes in applicable laws, regulations or accounting principles, (iii) items relating to foreign exchange or currency transactions and/or fluctuations, including currency fluctuations, (iv) discontinued operations, (v) non-cash items, such as amortization, depreciation, reserves, or asset impairments, (vi) any recapitalization, restructuring, reorganization, amalgamation, merger, acquisition, divestiture, consolidation, spin-off, split-up, subdivision, combination, liquidation, dissolution, sale of assets, joint venture, partnering or other similar corporate transaction, including expenses incurred in connection therewith, (vii) litigation, arbitration and settlement charges, (viii) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative, and (ix) items attributable to any other change affecting the Shares resulting from a stock split, subdivision, consolidation, spin-off, rights offering, large nonrecurring cash dividend, reverse stock split or combination or the payment of a bonus issue or stock dividend or reclassification stock dividend, stock split, combination or exchange of stock. The Committee may make such adjustments to the determination of attainment of one or more of the Performance Goal as the Committee in its sole discretion deems appropriate.
12.    Confidentiality and Non-Competition
By accepting an Award under the Plan and as a condition to the exercise or settlement of Options, Stock Appreciation Rights or Restricted Stock Units and the enjoyment of any of the benefits of the Plan and the applicable Award Agreement, each Participant agrees as follows:
(a)    Confidentiality. During the period that each Participant provides Services for the Company or any Subsidiary or Affiliate and thereafter, for a period of eighteen (18) months (the “Restricted Period”), such Participant shall treat and safeguard as confidential and secret all Confidential Information received by such Participant at any time. Without the prior written consent of the Company, except as required by law, such Participant will not disclose or reveal any Confidential Information to any third party whatsoever or use the same in any manner except in connection with the businesses of the Company and its Affiliates or Subsidiaries. In the event that a Participant is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose (i) any Confidential Information or (ii) any information relating to his opinion, judgment or recommendations concerning the Company or its Affiliates or Subsidiaries as developed from the Confidential Information, each Participant will provide the Company with prompt written notice of any such request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions contained herein. If, failing the entry of a protective order or the receipt of a waiver hereunder, such Participant is, in the reasonable opinion of his or her counsel, compelled to disclose Confidential Information, such Participant shall disclose only that portion and will exercise best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information. For the avoidance of doubt, nothing herein is intended to impede, prohibit or restrict a Participant (or an attorney acting on a Participant’s behalf) from initiating communications directly with, or responding to any inquiry from, or providing testimony before, the U.S. Securities and Exchange Commission, Commodity Futures Trading Commission, Financial Industry Regulatory Authority (FINRA), or any other state or federal regulatory authority or self-regulatory organization regarding the Plan, an Award Agreement or its underlying facts or circumstances, or about a possible violation of securities laws (or recovering any remuneration for doing so), the Commodities Exchange Act, or employment laws, or exercising rights under the federal Defend Trade Secrets Act which provides that an individual shall not be held criminally or civilly liable for the disclosure of a trade secret that is made (A) in confidence to a government official or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. This Section 12(a) does not, however, authorize a Participant to disclose information such Participant obtains through a communication that is subject to the attorney-client privilege or the work product doctrine.
(b)    Non-Competition.
(i)    During the Restricted Period, each Participant shall not, without prior written consent of the Committee, do, directly or indirectly, any of the following:
(A) be engaged by or employed with, in a position involving functionally or substantially the same duties such Participant performed for the Company or any of its Affiliates or Subsidiaries at the time of Participant’s separation from employment from the Company, or own, manage or control, any other corporation, partnership, proprietorship, firm, association or other business entity, which competes with the business of the Company or any of its Affiliates or Subsidiaries (as such business is conducted during the term such Participant provides Services to the Company or Affiliates or its Subsidiaries) anywhere in the geographic regions or countries in which such Participant provides Services to or supports the Company or any of its Affiliates or Subsidiaries; provided, however, that the ownership of a maximum of one percent of the outstanding stock of any publicly traded corporation shall not violate this covenant. To the extent such Participant’s job duties, at the time of such Participant’s separation from employment with the Company, was substantially focused on a particular brand or product line of the Company or its Affiliates or Subsidiaries, the restrictions in this Section 12(b)(i)(A) shall apply only to a business that competes with the business of the Company or its Affiliates or Subsidiaries in the particular brand or product line in which such Participant provides Services to or is supported by such Participant at the time of such Participant’s separation from employment. Such Participant recognizes and acknowledges that the business of the Company and its Affiliates and Subsidiaries is worldwide in scope and that such Participant’s job duties may involve global and/or national operations, marketing, or other functions of the Company or its Affiliates or Subsidiaries. For this reason, such Participant agrees and acknowledges that the geographic restrictions in this Section 12(b)(i)(A) are reasonable and necessary to protect the legitimate business interests of the Company or its Affiliates and Subsidiaries. The Company and such Participant agree that the restrictions set forth in this Section 12(b)(i)(A) do not apply as to such Participant’s employment in California, or any other State or jurisdiction in which such restrictions are prohibited by law at the time of such Participant’s separation from employment;
(B)    solicit, or attempt to solicit, on behalf of any corporation, partnership, proprietorship, firm, association or other business entity which competes with the business of the Company or any of its Affiliates or Subsidiaries , any customer, supplier, licensee, or business relation of the Company or its Affiliates or Subsidiaries, or in any way interfere with the relationship between any customer, supplier, licensee or business relation of the Company or its Affiliates or Subsidiaries; or
(C) employ, solicit for employment or assist in employing or soliciting for employment any present, former or future employee, officer or agent of the Company or any of its Affiliates or Subsidiaries.
(ii)    In the event any court of competent jurisdictions should determine that the foregoing covenant of non-competition is not enforceable because of the extent of the geographical area or the duration thereof, then the Company and the affected Participant hereby petition such court to modify the foregoing covenant to the extent, but only to the extent, necessary to create a covenant which is enforceable in the opinion of such court, with the intention of the parties that the Company shall be afforded the maximum enforceable covenant of non-competition which may be available under the circumstances and applicable law.
(c)     Failure to Comply. Each Participant acknowledges that remedies at law for any breach by him of this Section 12 may be inadequate and that the damages resulting from any such breach are not readily susceptible to being measured in monetary terms. Accordingly, subject to the terms of Section 12(a), each Participant acknowledges that upon his or her violation of any provision of this Section 12, the Company will be entitled to immediate injunctive relief and may obtain an order restraining any threatened or future breach. Each Participant further agrees, subject to the proviso at the end of this sentence, that if he or she violates any provisions of this Section 12, such Participant shall immediately forfeit any rights and benefits under the Plan and shall return to the Company any unexercised Options and forfeit the rights under any other Awards and shall return any Shares held by such Participant received upon exercise of any Option or the vesting of Shares underlying an Award granted hereunder, together with any proceeds from sales of any Shares received upon exercise of such Options or the vesting of Shares underlying an Award; provided, however, that upon violation of subsection (b) of this Section 12, the forfeiture, repurchase and return provisions contained in this sentence shall apply only to (i) the Award if the Shares have not yet become exercisable or vested or that become vested during the two-year period immediately prior to such Participant’s Termination of Service, and in any such case the gross proceeds from sales of the Award or underlying Shares, and (ii) without duplication of the amounts described in clause (i) above, any gross proceeds of sales from the sale of the Award or underlying

Shares, during the two year period immediately prior to such Participant’s Termination of Service. Nothing in this Section 12 will be deemed to limit, in any way, the remedies at law or in equity of the Company, for a breach by a Participant of any of the provisions of this Section 12.
(d)    Notice. Each Participant agrees to provide written notice of the provisions of this Section 12 to any future employer of such Participant, and the Company expressly reserves the right to provide such notice to such Participant’s future employer(s).
13.    “Lockup” Agreement
The Committee may in its discretion specify upon granting an Award that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares issued pursuant to the exercise and settlement of such Award, without the prior written consent of the Company or such underwriters, as the case may be.
14.    Limitation of Liability
Each member of the Board, including the members of the Committee, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, auditor, legal counsel, consultants, agents or other professional retained by the Company, the Board or the Committee to assist in the administration of the Plan. No member of the Board, including the members of the Committee, nor any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination, or interpretation taken or made in good faith and in absence of fraud and dishonesty with respect to the Plan, and all members of the Board, including the members of the Committee, and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation. Except to the extent required by any unwaiveable requirement under applicable law (including Applicable Law), no member of the Board or the Committee (and no Subsidiary or Affiliate of the Company) shall have any duties or liabilities, including any fiduciary duties, to any Participant (or any Person claiming by and through any Participant) as a result of the Plan, any Award Agreement or any Claim arising hereunder. To the fullest extent permitted under applicable law (including Applicable Law), each Participant (as consideration for receiving and accepting an Award Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary or Affiliate of the Company arising out of the Plan.
15.    Amendments or Termination
(a)    The Board or the Committee may terminate or discontinue the Plan at any time. The Board or the Committee may amend, modify or alter the Plan at any time, but no amendment, modification or alteration shall be made which, without the approval of the shareholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan, change the maximum number of Shares for which Awards may be granted to any Participant or modify the Plan in any other way to the extent shareholder approval is required under Applicable Law. Notwithstanding anything to the contrary herein, neither the Committee nor the Board may amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change of Control.
(b)    Except as provided in Section 10 of the Plan or expressly provided under the Plan, any amendment, modification, termination or discontinuance of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, modified, terminated or discontinued, unless such amendment, modification, termination or discontinuance (i) is required by applicable law, (ii) is required or desirable to facilitate compliance with applicable law (including Applicable Law), as determined in the sole discretion of the Committee, (iii) would not impair, in any material respect, any of the rights or obligations under any Award theretofore granted to such Participant under the Plan, or (iv) is mutually agreed upon by the Participant and the Company, which agreement shall be in writing and signed by the Participant and the Company. In the event of any amendment or modification to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto.
16.    Non-U.S. Participants
Notwithstanding any provision of the Plan to the contrary, to comply with the laws in countries outside the United States in which the Company and its Subsidiaries and Affiliates operate or in which Participants work or reside, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Participants outside the United States will be eligible to participate in the Plan; (b) modify the terms and conditions of any Award granted to Participants outside the United States; (c) establish sub-plans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries, Affiliates or Participants in particular locations; provided that no such sub-plans and/or modifications shall require shareholder approval; and (d) take any action, before or after an Award is granted, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, disability, retirement or other termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax or social insurance contribution liability to the Participant, the withholding procedures and handling of any share certificates or other indicia of ownership. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
17.    No Right to Continued Employment or Service
Neither the existence, the establishment or the provisions of the Plan nor the granting of an Award under the Plan nor the provision for, vesting or payment of any Award hereunder nor any action of the Company (including, for purposes of this Section 17, any predecessor or Subsidiary or any Affiliate) shall be held or construed to confer upon any person any legal right to receive, or any interest in, an Award or any other benefit under the Plan, or be held or construed to confer upon any person any legal right to receive, or any interest in, an Award or any other benefit under the Plan, or any legal right to establish or continue the employment or Service of a Participant or lessen or affect the Company’s, Subsidiary’s or Affiliate’s right to terminate the employment or service of such Participant. The Company expressly reserves any and all rights to discharge a Participant in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise, except to the extent otherwise expressly provided in any written employment or similar agreement between the Company and the Participant.
18.    Not Compensation for Benefit Plans
No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.
19.    Unfunded Status of Awards
The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. Any obligations of the Company to any Participant under the Plan shall be those of a debtor and any rights of any Participant or former Participant shall be limited to those of a general unsecured creditor. Accordingly, with respect to any payments not yet made to a

Participant pursuant to an Award, nothing contained in the Plan shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company and the Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property. Notwithstanding the foregoing provisions of this Section 19, the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
20.    Nonexclusivity of the Plan
Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it may deem desirable, including the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
21.    Successors and Assigns
The Plan shall be binding on all successors and assigns of the Company and a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
22.    No Rights to Awards, No Shareholder Rights
No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. Unless otherwise expressly provided herein, no Award shall confer on any Participant any rights to dividends or other rights of a shareholder with respect to Shares subject to an Award unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.
23.    Fractional Shares
(a)    Notwithstanding the provisions of Section 23(b) hereof in connection with Fractional Share Interest transactions facilitated by the Company’s designated Plan broker, no fractional Shares shall be issued by the Company and in no event shall certificates representing fractional Shares be delivered to a Participant under any circumstances. Where the Committee has determined that Fractional Share Interests (as authorized under Section 23(b)) will not be credited to a Participant’s stock account, the Committee shall determine, in its discretion, whether cash, other Awards, scrip certificates (which shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe) or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
(b)    Awards over Fractional Share Interests may be granted and Fractional Share Interests may be credited to a Participant’s stock account through an arrangement facilitated by the Company’s designated Plan broker if and to the extent determined by the Committee. To the extent the Committee has determined that Fractional Share Interests may be granted and/or credited to a Participant’s stock account pursuant to this Section 23(b), the terms of the Award providing for the issuance of Fractional Share Interests shall be consistent with the general provisions applicable to an Award as set forth herein, and the Award Agreement evidencing such Award shall specify the rights the Participant shall have as a stockholder with respect to Shares underlying the Fractional Share Interests subject to the Award. Without limiting the foregoing and notwithstanding anything to the contrary herein (including Sections 4(e) and 7(c)), the Committee may authorize the withholding of less than a whole Share or of a Fractional Share Interest or the sale of less than a whole Share or of a Fractional Share Interest subject to the Award to satisfy (i) any withholding obligations for Tax-Related Items pursuant to Section 4(e) and/or (ii) the payment of the exercise price of an Option pursuant to Section 7(c) hereof, some of which of the foregoing transactions may result in the crediting of Fractional Share Interests to a Participant’s stock account.
24.    Compliance with Legal and Trading Requirements
The Plan, the granting, exercising and settlement of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and non-U.S. laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to require any Participant to comply with timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, in the discretion of the Committee. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under Applicable Law, including the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any stock exchange or market or quotation system upon which the Shares are then listed, traded or quoted, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of Applicable Law, including the U.S. federal securities laws and any other laws to which such offer, if made, would be subject. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market or quotation system listing or registration or qualification of such Shares or other required action under any Applicable Law (including any state, federal or non-U.S. law, rule or regulation as the Company may consider appropriate, the Securities Act and the Exchange Act), and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with Applicable Law. Without limiting the foregoing, the Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the Shares to be purchased or transferred are being acquired for investment and not with a view to their distribution. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or non-U.S. law.
25.    Severability
If any provision of the Plan (including Section 12 of the Plan) is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable law or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan (including the remainder of Section 12 of the Plan, as applicable) shall remain in full force and effect. In addition to the foregoing, any restriction set forth in Section 12 of the Plan is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area or otherwise conflicts with applicable law, it will be interpreted to extend only over the maximum period of time, range of activities or geographic area, or otherwise, as to which it may be enforceable.
26.    Choice of Law
The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in the State of Texas without regard to conflict of laws principles. A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary or Affiliate of the Company or any shareholder or existing or former director, officer or employee of the Company or any Subsidiary or Affiliate of the Company. The individuals and entities described above in this Section 26

(other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 26.
27.    Conflict
To the extent the provisions of the Plan conflicts with the terms and conditions of any written agreement between the Company and a Participant (including the vesting or settlement of any Awards upon Termination of Service, whether by Change of Control, Disability or any analogous term or otherwise), the terms and conditions of such agreement shall be deemed to control.
28.    Effectiveness of the Plan; Term
Subject to the approval of the shareholders of the Company, the Plan shall be effective on August 20, 2025 (the “Effective Date”). The Plan shall continue in effect until August 19, 2035 unless sooner terminated under Section 15 of the Plan.
29.    Section 409A and 457A of the Code; Tax Favorable Treatment
(a)    Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, to the extent that the Committee determines that any Award granted to a U.S. taxpayer under the Plan is subject to Section 409A or 457A of the Code, it is the intent of the parties to the applicable Award Agreement that such Award Agreement incorporate the terms and conditions necessary to avoid adverse tax consequences under Section 409A or Section 457A, as applicable, of the Code and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Section 409A and 457A of the Code and the Treasury regulations and other interpretive guidance issued thereunder.
(b)    Notwithstanding any provision of the Plan to the contrary, in the event that following the date an Award is granted the Committee determines that the Award may be subject to Section 409A or 457A of the Code and related U.S. Department of Treasury guidance (including such guidance as may be issued after the Effective Date), the Committee may, but shall not be required to, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A or 457A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A or 457A of the Code if compliance is not practical. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.
(c)    Although the Company may endeavor to (i) qualify an Award for favorable or specific tax treatment under the laws of the U.S. (e.g., Incentive Stock Options under Section 422 of the Code) or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A or 457A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in the Plan, including this Section 29 hereof. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan. Nothing in the Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate or Subsidiary based on matters covered by Section 409A or 457A of the Code, including the tax treatment of any Awards, and neither the Company nor any Affiliate or Subsidiary will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code or exempt from Section 457A of the Code, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

30.    Notices
All notices or other communications by a Participant to the Committee, the Board or the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof. Notwithstanding anything to the contrary contained in the Plan, notices and other elections under the Plan may be delivered or made electronically, in the discretion of the Committee. In addition, in the discretion of the Committee, Shares otherwise deliverable under the Plan may be delivered or otherwise evidenced through book entry or other electronic format without the need to deliver an actual Share certificate; provided, however, an actual Share certificate shall be delivered if requested by the Participant.
31.    Applicable Policies
    Notwithstanding any other provision of the Plan, an Award Agreement or any other agreement between a Participant, on the one hand, and the Company or its Affiliates, on the other hand, to the contrary, acceptance by any Participant of any Award granted pursuant to the Plan constitutes such Participant’s acknowledgement and agreement that (a) all Awards made pursuant to the Plan (including any Shares issued thereunder, and/or any amount received with respect to any sale of any such Shares) shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with (i) Section 304 of the Sarbanes Oxley Act of 2002, (ii) Rule 10D-1 of the Exchange Act and any rules and/or regulations issued pursuant to the Dodd-Frank Act of 2010, and (iii) any clawback policy in effect, adopted or implemented by the Company from time to time with respect to or pursuant to Sarbanes Oxley Act of 2002, the Exchange Act, Dodd-Frank Act of 2010, any rules and/or regulations issued pursuant to or promulgated thereunder and any rules, standards or regulations of any stock exchange or market or quotation system on which the Shares are traded or applicable to the Company (as such policy may be amended from time to time, the “Clawback Policy”) and (b) all Awards made pursuant to the Plan shall be subject to the Insider Trading Policy of the Company. Acceptance by any Participant of any Award granted pursuant to the Plan constitutes such Participant’s acknowledgement and agreement that to the Company’s and its Affiliates application, implementation and enforcement of (A) the Clawback Policy or any similar policy established by the Company or its Affiliates that may apply to such Participant and (B) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company and its Affiliates may take such actions as are necessary to effectuate the Clawback Policy, any similar policy (as applicable to such Participant) or applicable law without further consent or action being required by such Participant.
32.    Construction
Unless the context of the Plan otherwise requires (a) words using the singular or plural number also include the plural or singular number, respectively; (b) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to the entire Plan; (c) the term “Section” refer to the specified Section of the Plan; (d) the word “including” shall mean “including, without limitation” and (e) the word “or” shall be disjunctive but not exclusive. Words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular. The headings in the Plan are for convenience of reference. Headings are not a part of the Plan and shall not be considered in the construction hereof. Any reference in the Plan to a provision of law which is later revised, modified, finalized or redesignated, shall automatically be considered a reference to such revised, modified, finalized or redesignated provision of law.